Exhibit A

OFFERING STATEMENT

VIROMENT CAPITAL, LLC

VIROMENT CAPITAL LLC OFFERING STATEMENT

750 Promissory Notes at $1,000.00 per Promissory Note

Date of this Offering Statement: February 26, 2020

Deadline to reach the target offering amount: July 1, 2020

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1.	Name of issuer: VIROMENT CAPITAL, LLC

ELIGIBILITY

2.	☒	Check this box to certify that all of the following statements are true for the issuer:

☐	Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
☐	Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
☐	Not an investment company registered or required to be registered under the Investment Company Act of 1940.
☐	Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
☐	Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
☐	Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3.	Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☒ No

Directors of the Company

4.	Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer:

Name:	Paul Koenig Principal Occupation: Owner / CEO Employer: Viroment USA, LLC	Dates of Service: January 27, 2020 to present Dates of Service: June 6, 2015 to present
Employer’s Principal Business: Produces Technology to Process Hog Waste

List all positions and offices with the issuer held and the period of time in which the director served in the position or office:
Position: Owner / Manager		Dates of Service: January 27, 2020 to present

Business Experience:

Paul Koenig. Paul was raised on a family “Century Award” farm in central Minnesota USA and later attended the University of Minnesota where he participated in varsity football for the Gophers while majoring in business and science. After college Paul became involved in real estate starting out volunteering for property owners eventually becoming one of the largest private voucher-based Section 8 HUD housing provider in the upper Midwest. Paul’s personal real estate portfolio has included 750+ real estate transactions, new construction builds of 100+ new properties in low income neighborhoods and 100+ fully remodeled (complete code compliance properties) multi-family properties. Currently, Paul is the founder and CEO of Viroment USA, LLC, an award-winning clean tech company in the wastewater space. Paul has worked at Viroment USA, LLC since June 6, 2015. The company’s innovative technology reduces wastewater sludge footprints by up to 95% creating clean reuse water and a valuable multiuse bio-cake.

In November 2017, Paul was invited to a Beijing China to participate in the historic US Commercial Services Trade Mission event held at the Great Hall of the People in Beijing China. Viroment executed contracts in the amount of $800M with Hangzhou Iron and Steel and $100M with Guanye Guangdong Environmental Protection Company Limited; both of which are Chinese Government State Owned Companies. The signing event was personally witnessed by United States Secretary Commerce Wilbur Ross, President Donald Trump and President Xi Jinping (China). Media Link: https://eblnews.com/video/paul-koenig-us-business-delegation-president-trump-china-253693. Paul has been a strong and influencing advocate on both a professional and personal basis. He is widely known to his clients and friends as resourceful. Paul enjoys coaching youth sports, volunteering on community association boards and solving large scale problems.

Officers of the Company

5.	Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer:

Name:	Paul Koenig
	Title: Manager and CEO	Dates of Service: January 27, 2020 to present
Responsibilities: Manage Company Operations

List all positions and offices with the issuer held and the period of time in which the director served in the position or office: None.

Business experience:

Paul Koenig (See above under Directors of the Company).

Russ Vering. Russ Vering resides in Scribner, NE and operates Central Plains Milling (CPM) in Howells, Nebraska in a partnership between Russ and Frontier Cooperative of Brainard, Nebraska. CPM manufactures feed for swine, cattle and poultry. CPM’s revenues are in excess of $25M/year with growth projections to reach $50M/year. In 2016 Russ purchased the former Husker Coop in Columbus NE investing $850,000 to update the facility under the CPM brand. CPM owns a proprietary home-grown recipe or blend of feed for its clients in addition to traditional feed stock it sells. This unique blend netted a $1,000,000 distribution agreement with feed giant JMS for distribution of the product across the region. After college Russ worked on his family farm and eventually became owner of the family farm. Russ is personally involved with contract wean-to-finish sites in several surrounding counties in eastern Nebraska. He has been recognized for his participation in TQA taskforce. Russ is a board member of the Nebraska Pork Producers Association. In his role as a board member Russ has been on several US Trade Mission, played a critical role in both charitable events / donations as well as in an advisory position for government oversight and regulatory compliance. Russ has been a member of the Viroment Capital, LLC team since January 27, 2020 when the Company was founded.

Chris Reimers. Chris is originally from West Point, Nebraska. Chris attended the University of Nebraska-Lincoln majoring in Agricultural Engineering. Chris was an operations manager at ADM in Sioux City, Iowa before he settled in with Settje Agri-Services. In his current role he manages manure marketing & application, agronomy services, and CAFO environmental compliance. Chris played an integral role in the Costco “1 Billion Bird Facility” in Nebraska: https://civileats.com/2018/12/11/costcos-100-million-chickens-will-change-the-future-of-nebraska-farming/. Chris’s responsibilities for this first of its kind project addressed compliance, engineering and groundwork for this block chain supply of Costco’s famed “$4.99 for a Four-Pound Chicken” product. Chris’s current footprint at Settje includes manure marketing that spans across their 8,000 barns-built client-base across the Central USA. Chris’s top clients control 80% of the regional livestock space. Russ has been a member of the Viroment Capital, LLC team since January 27, 2020 when the Company was founded.

Principal Security Holders

6.	Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to, and Following, Offering
Viroment USA, LLC[1]	500 Units	50%
Russ Vering	250 Units	25%
Chris Reimers	250 Units	25%

Business and Anticipated Business Plan

7.	Describe in detail the business of the issuer and the anticipated business plan of the issuer.

The business of Viroment Capital, LLC is to (a) organize barn build packages for the pork industry, which means purchasing the necessary real estate and attending to the construction of hog barns, and (b) lease such barns to hog farmers / growers. The Company will equip each hog barn that it builds with a proprietary hog waste treatment system, which will be a portion of the assets leased to the hog farmers / growers to be used as a part of their hog farming / growing operations. See Exhibit B – Business and Business Plan for a detailed description of the business and business plan of Viroment Capital, LLC.

1 Viroment USA, LLC is an entity founded and controlled by its sole owner, Paul Koenig, Viroment Capital LLC’s Manager and Chief Executive Officer.

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8.	Discuss the material factors that make an investment in the issuer speculative or risky:

Risks Related to Real Estate Investing

General real estate risks. The Company will be materially affected by conditions in the real estate markets, the financial markets and the economy generally. In recent years, concerns about the mortgage market, high unemployment, the availability and cost of credit have contributed to increase volatility and uncertainty for the economy and financial markets. These factors may negatively impact the Company, causing a decline in the market value of the Company’s properties in several cities in Nebraska (the “Properties”), once purchased.

The Company does not own the Properties. The success of the Company is dependent upon the Company’s ability to acquire the Properties, and there are no assurances that the Company will be able to do so. The Company will not be able to close on the purchase of the Properties until the proceeds of the offering have been received and closed upon.

Government regulation. The business of acquiring and leasing real estate to be used for agricultural purposes, including specifically hog farming / growing, is subject to a significant degree of government regulation. The regulations include potentially costly matters, such as requiring improvements to meet building codes and standards, and environmental matters. Any new or increased levels of regulation could adversely impact the profitability of the Company.

Lack of diversification. The Company will acquire, own and operate the Properties, and does not intend to engage in any other business, and will therefore not have the benefit of maximum diversity. As a result, any adverse change (a) in the geographic area in which the Properties are located or (b) in the industry(ies) in which the Company’s prospective tenants (the “Tenants”) located on the Properties operate could have a significant adverse effect on the Properties and the Company’s business that will not be mitigated or offset by other lines of business or investments.

Competition. The real estate industry is highly competitive, and the Company faces competition from other individual and institutional buyers for investment opportunities. These competitors may be real estate developers, real estate financing entities, real estate investment trusts, mutual funds, hedge funds, investment banking firms, institutional investors and other entities or investors that acquire real estate and may have substantially greater financial resources than those available to the Company. All of these factors may negatively impact the performance of the Company.

The performance and value of the Company are subject to risks associated with its real estate and with the real estate industry. The economic performance of the Company and the value of the Properties are subject to the risk that the Properties may not generate revenues sufficient to meet its operating expenses and capital expenditures. Accordingly, the Company’s cash flow may be adversely affected, reducing the Company’s ability to meet its repayment obligations to the noteholders under the Promissory Notes. The following factors, among others, may adversely affect the income generated by the Company’s intended Properties: (a) downturns in the national, regional and local economies; (b) competition from newly-developed properties; (c) localized real estate conditions, such as oversupply or reduced demand for space; (d) changes in interest rates and/or other financial market volatility, including changes in the availability of capital; (e) changes in lending regulations and reserve requirements, as well as changes in tax laws and accounting principles; (f) the perceptions of Tenants regarding the safety, convenience and attractiveness of the Properties for their intended purposes or otherwise; (g) increased operating costs, including insurance expense, utility expense, real estate taxes, state and local taxes, and fluctuating security costs; (h) significant fixed costs associated with the Properties, such as real estate taxes, insurance and maintenance costs, which are generally not reduced when circumstances cause a reduction in revenues from the Properties; (i) declines in the financial condition of the Tenants and the ability to collect rent from Tenants who are impacted by insolvency, inflation, recessions or other economic events; (j) macro-economic events, including fluctuations in energy supplies and changes in the federal government's economic and fiscal policies, that impact the financial condition of Tenants; (k) casualty and condemnation risks; (l) natural disasters, civil disturbances, terrorism, or acts of war that may result in uninsured or underinsured losses; and (m) typical financial and operational burdens with respect to the ownership of real estate, which include the payment of expenses and taxes, and the cost of the maintenance and improvements of the Properties.

Risks Related to the Properties and the Company’s Operations

The anticipated closing on the Properties is contingent. If the Company is unsuccessful in raising the funds needed to close this offering, it will not be able to invest in the Properties. There is no guarantee the Company will be able to raise the capital necessary to invest in the Properties. Additionally, even if the Company receives the proceeds of this offering, there is no guarantee that it will ultimately invest in the Properties.

Risk related to illiquid assets. Liquidity relates to the ability of the owner to dispose of assets readily and the price to be paid for them. The Company’s assets are inherently illiquid. Such illiquidity could prevent the sale by the Company of the Property at a time when it otherwise might be desirable to do so. This lack of liquidity may have an adverse impact on the value of the Company. In addition, illiquid assets may be more difficult to value due to the unavailability of reliable market quotations. The sale of less marketable assets may require more time and result in lower prices due to higher brokerage charges and other selling expenses than the sale of more marketable assets.

Success and availability of new technology cannot be assured. The Company’s business plan includes the construction of barns for the commercial raising of hogs on the Properties, including construction and implementation of a hog waste treatment system in each barn (the “Treatment System”). Each Treatment System incorporates proprietary technology (the “Technology”) which the Company does not own. The Technology is owned by the Manager (i.e., Viroment USA, LLC). The Company will purchase the Treatment System from the Manager for installation at the Properties. Because the Company does not own the Technology and underlying intellectual property rights to the Technology, availability of the Technology to produce and install the Treatment System in the Properties cannot be assured. The Treatment System will be a portion of the assets leased to the Tenants of the Properties. The Treatment System and the Technology will be used by the Tenants as a part of their hog farming / growing operations product. A component of the Company’s business plan is the successful implementation of the Treatment System and the Technology, which will allow the Company to harvest dried hog waste and sell it for a profit to third parties. The Technology is new technology without a history of adoption at the commercial level. The success of the Company will depend in part on the adoption of the Treatment Systems and Technology by the Company’s Tenants. It is not possible to predict the success of the Treatment Systems or Technology or whether the Treatment Systems and Technology will be adopted without problems by the Tenants. The effective performance and reliability of the Treatments Systems and Technology are critical to the Company’s reputation and its ability to attract and retain hog farming Tenants.

Risks associated with Tenants. The industry of the Tenants for the Properties, hog farming / growing, is highly competitive, and the Tenants face competition from other individual and institutional hog farmers / growers. These competitors may be large, corporate agricultural producers with substantially greater financial resources than those available to the Tenants. The Tenants rely on third party vendors and other suppliers to operate their businesses. In the event one or more of these third party providers experiences an interruption in its business operations, a Tenant could experience a material adverse effect on its business operations or financial condition. Other economic and public health conditions in the markets in which the Tenants operate, including rising commodity and fuel prices, higher labor costs, increased transportation costs, natural disasters, terrorist attacks, outbreaks of public health pandemics or other diseases, or third party conduct could negatively impact the business of the Tenants. Various economic and public health conditions can have a significant negative impact on the business of the Tenants. A decline in the financial condition of the Tenants, due to market competition, failure of a third party providers or otherwise, and the ability to collect rent from such Tenants may adversely affect the Company’s ability to meet its operating expenses, including its repayment obligations to holders of the Promissory Notes.

Cash Flow Risk. Any projected cash flows included in this offering statement should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this offering statement. The assumptions and facts upon which such projections are based are subject to variations that may arise as future events actually occur. Investors are advised to consult with their own tax and business advisors concerning the validity and reasonableness of the factual, accounting and tax assumptions. The Company and the Manager make no representation or warranty as to the future profitability of an investment in the Company. A decrease in rental revenues of the Company may materially and adversely affect the Company’s cash flow. No assurance can be given that future cash flow will be sufficient to cover all operating expenses. If the Company's revenues are insufficient to pay operating costs, the Company may be required to use reserves or seek additional funds. There can be no assurance that additional funds will be available, if needed, or, if such funds are available, that they will be available on terms deemed acceptable to the Manager.

Assessment of Investment Yields. No assurances can be given that the Company can make an accurate assessment of the yield to be produced by the Properties. Projected operating results will normally be based primarily on the judgment of the Manager. In all cases, projections are only estimates of future results based upon assumptions made at the time the projections are developed. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. Many factors beyond the control of the Company are likely to influence the yield on the Property, including, but not limited to, competitive conditions in the local real estate market and local and general economic conditions.

Risks Related to an Emerging / Early-Stage Company

No operating history. We were incorporated as a limited liability company in January of 2020. Accordingly, we have no history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our creation of a viable business must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the inception of a business operation. There can be no assurances that we will ever operate profitably. We may not be able to successfully implement or operate our business plan. You should not rely on the past performance of the Manager or the Manager’s members, to predict our future performance. You should consider our business, operations and prospects in light of the risks, expenses and challenges faced as an early-stage company.

Limited operating history of manager. The Manager has limited prior operating histories in other facets of the real estate industry and has not previously formed an entity for the same purpose as the Company. To date, the principal activities of the Company has consisted of organizational matters, performing due diligence on the Properties and the preparation of this offering. Although the Manager and affiliates of the Manager have some experience in the ownership, development, leasing, construction and management of real estate, neither the Company nor the Manager have any significant operating history.

Limited working capital and reserves. The Manager will budget a limited sum for operating reserves and for start-up expenses and carrying costs associated with investment into the Properties. In the event of delays, the Company may require additional funds. There can be no assurance that such additional funds can be obtained by the Company, and failure to obtain such funds could adversely affect the Company’s operations.

Limited valuation of the manager and limited net worth of its member. The Manager has a limited valuation and its member has a limited net worth, and neither has any obligation to make capital contributions or loans to the Company. Although neither the Manager nor its member will generally be liable for obligations of the Company during the time that the Company maintains its registration as a limited liability company, lenders and other suppliers or creditors dealing with the Company may be influenced by the valuation of the Company, the valuation of the Manager and the net worth of the Manager’s member in extending credit to the Company, which may have an adverse effect on the Company.

Personnel. If the Company fails to retain its key personnel, it may not be able to achieve its anticipated level of growth and the Company’s business could suffer. The Company’s future financial success depends, in part, on its ability to attract and retain key personnel. The Company’s future financial success also depends on the continued contributions of the Manager and the Company’s members, executive officers and other key technical personnel, each of whom would be difficult to replace. The process to replace any of the Manager or the Company’s executive officers and other key technical personnel would involve significant time and expense and may significantly delay or prevent the achievement of the Company’s business objectives.

The Company’s management team does not work full-time for the Company. The Company’s management team has other professional commitments and engagements and do not devote their full-time to the Company. Accordingly, the Company may not be able to operate with the efficiency and effectiveness as it would if its management were full-time employees.

The Company’s operating expenses and administrative costs may be higher than expected. The Company will incur various operating expenses and administrative costs in connection with this offering and the operation of the Properties (including, but not limited to, legal and accounting fees). If expenses are higher than projected, the amounts available for repayment of the Company’s obligations under the Promissory Notes to the noteholders will decrease.

Future fundraising may affect the rights of investors. In order to fully fund our business plan, the Company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital-raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company. The Company may procure debt financing secured by the assets of the company, which would have priority over unsecured debt obligations of the Company like the securities offered in this offering, the Promissory Notes. Any ability to generate or pay profits will be contingent upon first repaying any such debt and contractual obligations.

The Company may require additional funds. The Company anticipates that the proceeds from this offering will provide the Company with sufficient capital to invest in the Properties. However, the Company may require additional future capital to sustain growth and profitability or to satisfy losses and other liabilities. Changes in the planned operations of the Company may result in a change in the timing and amount of required additional capital. There can be no assurance that additional capital will be available to the Company when needed or on terms acceptable to the Company.

The Company expects to incur additional debt. The Company expects to incur debt, including debt secured by the Company’s assets, to partially fund construction of the barns on the Properties. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on the Company’s ability to repay its obligations under the Promissory Notes. Any secured debt incurred by the Company in connection with construction of the barns or otherwise will have payment and lien priority over the Promissory Notes issued in this offering.

The Company may be unable to secure additional necessary financing. The Company cannot guarantee that it will be able to raise additional funds on commercially feasible terms or at all. Thus, there is no assurance that the Company will be able to continue to develop and fully implement its business plan or continue to operate if the necessary funding is not available.

The Company may not generate sufficient revenues, or any revenues, that would enable you to recover your investment or make any profits. The business of the Company is based upon the development of discrete Properties. Any revenues generated will need to cover all costs, expenses, repayment of debt (principal and interest), as well as other contractual obligations of the Company (including future contractual obligations), including payment of expenses that are superior in right to the rights of a Promissory Note holder.

Casualty Losses. Although the Manager expects to obtain and keep in force comprehensive liability and casualty insurances on the Properties, there are certain types of losses that are either uninsurable or not economically insurable. Such losses, include, but may not be limited to earthquakes, tornadoes, high winds, war and floods. Should any of these or other disasters occur, the Company could suffer material adverse effects. In addition, in the event of significant damage to or destruction of the Properties, the Company may elect to accept insurance proceeds and not elect to rebuild the Project subjected to loss. If insurance proceeds are not used to replace the Properties, the Company may end up with a Properties lot not easily saleable. As a result, the Company could suffer reduced revenues and may need to re-adjust its accounting. In addition, new developments in the insurance markets could make coverage for certain risks either unavailable or prohibitively expensive. As a result, the Company may be unable to obtain certain types of coverage, or coverage at acceptable levels of cost, and may be exposed to various risks, which, in the past, have been insurable in the ordinary course of business.

Risks Related to Conflicts of Interest / Affiliate Transactions

The Manager interests may conflict with yours. Upon the completion of this Offering, the Manager will control day-to-day activities of the Company and certain decisions such as the investment in the Properties. The Manager thereby will determine all matters of general policy of the Company. The Company cannot assure you that the interests of the Manager will always align precisely with your interests.

Creation of future funds. The Manager will be investing in other real estate projects and that may impact the duties of the Manager with respect to this offering. The Manager cannot assure that it will adequately manage multiple investments with different investment strategies. Negative performance of future Properties may indirectly impact the performance of Properties by drawing the Manager‘s attention towards the poorly performing Properties.

Lack of Separate Legal Representation. The Company is represented by the law firm of Saul Ewing Arnstein & Lehr LLP in Minneapolis, Minnesota. Potential investors should seek separate legal counsel to review documents related to this offering and advocate for their individual legal needs.

Affiliate Transactions. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm’s-length but will be in all cases consistent with the duties of the management of the Company to its unitholders or its noteholders (if any, with respect to the noteholders). The Company plans to use the Technology in its operations, specifically by installing Treatment Systems purchased from the Manager (i.e., Viroment USA, LLC) at the Properties. The proprietary intellectual property rights to the Technology are owned by the Manager. The Company will license or otherwise acquire the right to use the Technology in its operations by purchasing the Treatment Systems from the Manager for installation at the Properties. This transaction is an example of a transaction with an affiliate in which the Company will engage.

Risks Related to the Method and Terms of this Offering, Including the Promissory Notes

The Promissory Notes are “Restricted Securities.” The Promissory Notes the Company is offering in this placement have not been registered under the Securities Act of 1933 (the “1933 Act”) or under the securities laws of the states in which they will be offered. You will not be able to resell the Promissory Notes unless they are subsequently registered or an exemption from registration is available. The Company has no obligation to register the Promissory Notes under the 1933 Act or any state securities law. The Company will refuse to transfer your Promissory Notes to a potential buyer if such a transfer would violate federal or state securities laws. As a result of these restrictions, investors hereby must bear the economic risks of their investment for an indefinite period of time. An investment in the Company is suitable only for sophisticated investors who can afford to bear the risk of a complete loss of such investment. A purchase of the Promissory Notes should be considered only by persons financially able to maintain their investment and who can afford a loss of all or a substantial part of such investment.

No guarantee of any return of your investment. While the Company intends to make repayments to the noteholders from monies collected and the proceeds it receives from operation of the Properties, there is no assurance that the Company will be able to fully repay all notes plus accrued interest at maturity. There can be no assurance as to whether or when you will get your invested capital returned. The potential will exist for a partial or total loss of your investment. You will not have a secured interest in the Properties.

Other limitations on voluntary and involuntary transfers; including one year requirement. In addition to restrictions of the transfer of the Promissory Notes that are imposed by law, the Promissory Notes are subject to numerous contractual limitations that will substantially limit your ability to transfer your Promissory Notes.

Limited resale rights. The Company offers no guaranteed rights of repurchase prior to maturity date. You should be cognizant that you will not be able to demand redemption of your promissory notes under any circumstances. Your investment will be “locked up” for at least one year and should therefore be viewed as a long-term and illiquid investment.

No voting rights. The Promissory Notes the Company is offering provide no governance rights and voting rights. You will not have any right to participate in the management of the Company. The Manager will control day to day activities of the Company and all decisions. You should not invest in the Promissory Notes unless you are willing to entrust all decisions to the Manager.

The offering price was arbitrarily determined. The price of the Promissory Notes in this offering was arbitrarily determined by the Company. You must rely on your own business and investment background and your own investigation of the business and affairs of the Company in determining whether to invest in the Promissory Notes. We make no representation as to the value of the Promissory Notes, and there can be no assurance that you will be able to sell your Promissory Notes at any price.

No registration rights. The Company does not intend to register the Promissory Notes or any of its securities with the Securities and Exchange Commission and you will have no right to require the Company to do so.

The Company has broad discretion in the application of the proceeds from the sale of the Promissory Notes. The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of any net proceeds received in this offering.

Factual statements have not been independently verified. No party has been engaged to verify the accuracy or adequacy of any of the factual statements contained in this offering statement. In particular, neither legal counsel nor any other party has been engaged to verify any statements relating to the experience, skills, contacts or other attributes of the managers, officers and employees of the Company, or to the anticipated future performance of the Company.

An investment in the Company is speculative. Purchasers of the Promissory Notes offered hereby may not realize a return on their investment and could lose their investment. Investors should carefully review these Risk Factors and consult with their attorneys, tax advisors, and/or business advisors prior to purchasing the Promissory Notes offered hereby.

Risks Related to Federal and State Taxation

Federal Tax Laws Subject to Change. It is possible that the current federal income tax treatment accorded the Company and its noteholders will be modified by legislative, administrative or judicial action in the future. The nature of additional changes in federal income tax law, if any, cannot be determined prior to the enactment of any new tax legislation, the announcement of any new administrative guidance or a final adjudication in court, as applicable. However, any such changes in current federal income tax law could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Company. Potential investors therefore should seek, and must rely on, the advice of their own tax advisors with respect to the possible impact on their investments of recent legislation, as well as any future proposed tax legislation or administrative or judicial action.

State, Local and Foreign Taxes. The Company, as well as the noteholders, may be subject to various state, local and foreign taxes, all of which also are subject to change. Prospective investors are urged to consult their own tax advisors regarding the state, local and foreign tax consequences of investing in the Company.

THE OFFERING

9.	What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for the purchase of the Properties (including purchase of the real estate and construction of the hog barns), as well as working capital and general corporate purposes related thereto, including the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from this offering. Accordingly, the Company will have broad discretion in using these proceeds. In addition, in securing additional debt financing, the Company has the discretion to use its assets, including cash raised through this offering, as collateral to secure such financing.

10.	How does the issuer intend to use the proceeds of this offering?

The Company estimates that it will use the proceeds from this fundraising for the following approximate costs, expenses and fees in connection with the production of the film:

	If target offering amount sold:	If maximum amount sold:
Total Proceeds:	$250,000.00	$750,000.00
Less: Offering expenses (e.g., portal fees, etc.):	$38,500.00	$68,500.00
Net Proceeds:	$211,500.00	$681,500.00
Use of Proceeds:
Project soft costs pre-construction	$15,000.00	$45,000.00
Land and project deposits	$40,000.00	$130,000.00
Equipment	$138,500.00	$461,500.00
Marketing:	$3,000.00	$7,000.00
Contingency expenses:	$10,000.00	$28,000.00
Professional fees (legal, accounting):	$5,000.00	$10,000.00
Total Use of Proceeds:	$211,500.00	$681,500.00

DELIVERY & CANCELLATIONS

11.	How will the issuer complete the transaction and deliver securities to the investors?

If the Company reaches its target offering amount prior to the deadline, it may conduct an initial closing of the offering early if its provides notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). The Company will notify investors if it conducts an initial closing. Thereafter, it may conduct additional closings from time to time at its discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor’s transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit a requested investment amount. When doing so, during the offering period or immediately after the deadline, the Investor will also execute a Subscription Agreement with the Company (“Subscription Agreement”), using the Investor’s electronic signature. For more information regarding the terms of Subscription Agreement, see Exhibit C – Subscription Agreement.

2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor’s commitment will be recorded. After the offering closes, the Subscription Agreement, as well as a promissory note (“Promissory Note”), will be counter-signed or executed by the Company. Each of the executed Subscription Agreement and Promissory Note will then be sent to the investor via email.

3. Investor Transfer of Funds. The Investor will be responsible for transferring funds into an escrow account held with a third party bank on behalf of the Company.

4. Closing: Original Deadline. Unless the Company meets the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page.

5. Early Closings. If the target offering amount is met prior to the original deadline date, the Company may close the offering earlier, so long as the Company gives you at least five business days’ advance notice of the earlier closing date. The Company will reschedule the offering deadline and notify you at least five business days’ notice of the new deadline, of your right to cancel commitments for any reason until 48 hours prior to the new offering deadline, and whether the Company will continue to accept investments during the 48 hour period prior to the new offering deadline. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

6. Book Entry. Investments will be in book entry form. This means that Investor will not receive a certificate representing his or her investment. Each investment will be recorded in the Company’s books and records and reflected on the Company’s balance sheet and profit and loss statement in the same manner as other promissory note debts.

12.	How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met.

If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

The Company's right to cancel. The Subscription Agreement you will execute with the Company provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, the Company may cap at 450 the total number of investors who will be allowed to invest through the offering that are not “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

OWNERSHIP AND CAPITAL STRUCTURE

The Offering

13.	Describe the terms of the securities being offered.

The following is a description of the terms of the Promissory Notes. Also refer to the Form of Promissory Note which is Exhibit D to this Offering Statement for additional details.

Form of Investment – Unsecured Indebtedness

Investments for all Subscribers through this offering will be in the form of an unsecured Promissory Note, which is a debt instrument. The Promissory Notes will be considered an indebtedness obligation of the Company. Each Promissory Note has the same maturity date and principal sum; however, the rate of return on each Promissory Note may vary based on the amount invested by the individual investor, as described in the “Term of Notes” section below. Monthly payments may vary based the specific rate of return for a Promissory Note (as described in the “Term of Notes” section below). Monthly payments to each individual investor may vary as well based on the principal of the aggregate number of Promissory Notes held by such investor.

The Promissory Notes are a general debt obligation of the Company and are not secured by a security interest in any assets of the Company.

Maturity

The principal and unpaid accrued interest on each Promissory Note then outstanding will be due and payable upon demand by the investor on or after the date that is thirty-six (36) months following the date of the issuance of such Promissory Note.

Annual Rate of Return / Interest Rate

Each Promissory Note will have a principal balance of $1,000.00. Investors who purchase an aggregate number of Promissory Notes equal to or greater than five (5) Promissory Notes (i.e., an investor who invests an aggregate of at least $5,000) will be entitled to receive a minimum cumulative, annual return calculated as follows with respect to each such Promissory Note:

●	eight percent (8.0%), if the investor purchases at least 5 Promissory Notes for an aggregate of $5,000 but less than 50 Promissory Notes for an aggregate of $50,000;

●	nine percent (9.0%), if the investor purchases at least 50 Promissory Notes for an aggregate of $50,000 but less than 100 Promissory Notes for an aggregate of $100,000;

●	ten percent (10.0%), if the investor purchases at least 100 Promissory Notes for an aggregate of $100,000 but less than 200 Promissory Notes for an aggregate of $200,000;

●	eleven percent (11.0%), if the investor purchases at least 200 Promissory Notes for an aggregate of $200,000 but less than 500 Promissory Notes for an aggregate of $500,000; and

●	twelve percent (12.0%), if the investor purchases at least 500 Promissory Notes for an aggregate of at least $500,000.

Payments on each Promissory Note will be made to each investor quarterly, beginning with the last day of the fourth month following the closing date of the Offering takes place for the Subscriber, and then the last day of every third month thereafter.

Prepayment

The Promissory Notes will be subordinate in right of payment to all current and future indebtedness of the Company for borrowed money to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (whether or not such indebtedness is secured).

Priority

The Promissory Notes will be subordinate in right of payment to all current and future indebtedness of the Company for borrowed money to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (whether or not such indebtedness is secured).

Promissory Note Payments if Company is Dissolved

The Promissory Notes will be treated as an unsecured debt of the Company during a dissolution and the maturity date of such Promissory Note will be accelerated to the date of dissolution of the Company.

Transfer Restrictions and Right of First Refusal

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued or after such one year period without the express written consent of the Manager, unless such securities are transferred:

●	to the issuer;

●	to an accredited investor;

●	as part of an offering registered with the U.S. Securities and Exchange Commission: or

●	to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

14.	Do the securities offered have voting rights? ☐ Yes ☒ No

Holders of the Promissory Note will not receive any voting rights.

15.	Are there any limitations on any voting or other rights identified above? ☐ Yes ☒ No

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued or after such one year period without the express written consent of the board, unless such securities are transferred:

1. to the issuer;

2. to an accredited investor;

3. as part of an offering registered with the U.S. Securities and Exchange Commission: or

4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” Includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER’S SECURITIES

16.	What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Units	--	1,000	Yes

For more information regarding the terms of the Company’s Units, see Exhibit E – Operating Agreement.

17.	How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

As a limited liability company, the Company is not required to authorize a set number of units and it has the right, with the consent of a majority of the Units, to issue additional Units and to create and issue new classes of securities. The rights of unsecured creditors, such as holders of the Promissory Notes, will generally be senior to those of members of the Company in the event of dissolution. Additionally, the Company has the right to enter into loan agreements and/or promissory notes, either secured or unsecured that may have priority rights over the Promissory Notes issued to investors in this offering.

Describe any other rights:

18.	Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The members holding Units may in some cases also be officers and/or directors of the Company.

19.	How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The principal shareholders identified in Question 6 above have, in aggregate, control over all of the Company’s / issuer’s business operations. The investors in this offering, as holders of only unsecured promissory notes (in the case of the Promissory Notes), cannot, individually or as a group remove the principal shareholders or otherwise have control over the business of the Company.

20.	How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the Promissory Note is based on the principal of the Note, and no other valuation methodology. The return on investment for each Promissory Note is based on various market factors and does not necessarily bear any relationship to the Company’s book value, assets, earnings or other generally accepted valuation criteria.

The offering price for the Promissory Notes offered pursuant to this Form C and Offering Statement has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company’s book value, assets, earnings or other generally accepted valuation criteria. The value of the Promissory Note is based on the principal of the Note, and no other valuation methodology. The return on investment for each Promissory Note is based on various market factors and does not necessarily bear any relationship to the Company’s book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

21.	What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An investor with a Promissory Note will hold no shareholder position in the Company and does not have any voting rights. Thus, a noteholder will be extremely limited as to his/her/its ability to control or influence the governance and operations of the Company. The marketability and value of the noteholder’s interest in the Company, evidenced by the Promissory Note, will depend upon many factors outside the control of the investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the investor will have no independent right to name or remove an officer or member of the management of the Company. Following the investor’s investment in the Company, the Company may sell Promissory Notes or equity interests to additional investors, some of which may have senior rights to those of the investor’s Promissory Note. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

22.	What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the investor’s investment in the Company via a Promissory Note, the Company may sell interests and/or promissory notes to additional investors, some of which may have senior rights to those of the investor’s Promissory Note.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from holders. Such repurchase will typically have little effect on the investor because the investor holds a Promissory Note and is not a shareholder/member of the Company.

A sale of the issuer or of assets of the Company / issuer. A Promissory Note will either be assumed by a prospective buyer or paid in full, including principal and accrued interest, if a change of control occurs.

Transactions with related parties. The investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company’s best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm’s-length but will be in all cases consistent with the duties of the management of the Company to its unitholders or its noteholders (if any, with respect to the noteholders). By acquiring a Promissory Note, the investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

23.	Describe the material terms of any indebtedness of the issuer.

The Company does not currently have any indebtedness.

24.	What other exempt offerings has the issuer conducted within the past three years?

The Company has not conducted any offerings within the past three years. This offering is the Company’s first offering.

Related party transactions

25.	Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

(1)	any director or officer of the issuer;

(2)	any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;

(3)	if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or

(4)	any immediate family member of any of the foregoing persons.

No.

FINANCIAL CONDITION OF THE ISSUER

26.	Does the issuer have an operating history?

No.

27.	Describe the financial condition of the issuer. including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

A prospective investor should read the following discussion and analysis of the Company’s financial condition and results of operations together with the Company’s financial statements and the related notes and other financial information included elsewhere in this Offering Statement. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for the Company’s business, includes forward-looking statements that involve risks and uncertainties. A prospective investor should review the “Risk Factors” section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Viroment Capital, LLC is a real estate development company based in Minneapolis, Minnesota which has licensed or otherwise acquired the right to use proprietary hog waste treatment technology and purchased treatment systems incorporating such technology from an affiliate. The Company plans to (1) purchase real estate in Nebraska; (2) construct a barn specially purposed for growing hogs commercially on such property; (3) lease the barn to a commercial hog grower; and, (4) utilize the proprietary hog waste treatment technology and treatment systems to harvest dried hog waste from the barn to sell to third parties.

Milestones

Viroment Capital, LLC was incorporated in the State of Delaware on January 27, 2020.

Historical Results of Operations

Since its incorporation and organization, the Company has had limited operations upon which prospective investors may base an evaluation of its performance.

Revenues

The Company has not generated any revenues since its incorporation and organization. The Company does not expect to generate any revenues until September 1, 2020, at the earliest.

Cash and Expenses

The Company had cash in hand of $1,000, as of February 19, 2020. From February 19, 2020 through the date of the Company’s Form C filing, the Company incurred an additional $15,000 in expenses, consisting of $15,000 for professional fees incurred in preparation for this offering.

In the coming three to six months, the Company expects to incur expenses in connection with (1) project soft costs pre-construction; (2) land and project deposits; and, (3) equipment.

Sources of Capital

The Company expects to engage in additional fundraising activities, including debt financing, as may be approved by the Manager and the Company’s members. In particular, the Company expects to procure debt financing using the purchased real estate as well as the constructed barn as collateral. It is the possible that the Company offers a security interest in all of its assets, including cash on hand, as collateral for access to debt capital. The Company may also raise further funds through additional issuances of equity securities.

Liquidity & Capital Resources

The Company currently has $1,000 capital on which to rely. In addition to this offering, the Company expects to seek other sources of funding including debt financing, which may be secured debt financing, and equity fundraising.

The Company will likely require additional financing in excess of the proceeds from this offering in order to perform operations over the lifetime of the Company. Except as otherwise described herein, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy.

This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital simultaneously with this offering and in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Financial Information

28.	Include the financial information specified below covering the two (2) most recently completed fiscal years or the period(s) since inception, if shorter:

For financial information please see Exhibit H – Financial Statements – attached hereto and incorporated herein by reference.

29.	With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1)	Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

(i)	in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)	involving the making of any false filing with the Commission? ☐ Yes ☒ No

(iii)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☒ No

(2)	Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(i)	in connection with the purchase or sale of any security? ☐ Yes ☒ No

(ii)	involving the making of any false filing with the Commission? ☐ Yes ☒ No

(iii)	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☒ No

(3)	Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(i)	at the time of the filing of this offering statement bars the person from:

(A)	association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☒ No

(B)	engaging in the business of securities, insurance or banking? ☐ Yes ☒ No

(C)	engaging in savings association or credit union activities? ☐ Yes ☒ No

(ii)	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☒ No

(4)	Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

(i)	suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☒ No

(ii)	places limitations on the activities, functions or operations of such person? ☐ Yes ☒ No

(iii)	bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☒ No

(5)	Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

(i)	any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☒ No

(ii)	Section 5 of the Securities Act? ☐ Yes ☒ No

(6)	Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade? ☐ Yes ☒ No

(7)	Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued? ☐ Yes ☒ No

(8)	Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations? ☐ Yes ☒ No

If you would have answered “Yes” to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

30.	In addition to the information expressly required to be included in this Form, include:

1. any other material information presented to investors; and

2. such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

See Exhibit F – Offering Page on Intermediary’s Portal – for a description of the Company’s investment page on the portal’s webpage. See Exhibit G – Portal Agreement, Consulting Services Agreement and Escrow Agreement – for more details regarding the Company’s agreement with the portal, a related consulting services provider, and the escrow bank.

TAX MATTERS

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX AND ERISA ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO THE INVESTOR OF THE PURCHASE, OWNERSHIP AND SALE OF THE INVESTOR'S SECURITIES, AS WELL AS POSSIBLE CHANGES IN THE TAX LAWS. TO INSURE COMPLIANCE WITH THE REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX STATEMENT IN THIS FORM C CONCERNING UNITED STATES FEDERAL TAXES IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY TAX-RELATED PENALTIES UNDER THE UNITED STATES INTERNAL REVENUE CODE. ANY TAX STATEMENT HEREIN CONCERNING UNITED STATES FEDERAL TAXES WAS WRITTEN IN CONNECTION WITH THE MARKETING OR PROMOTION OF THE TRANSACTIONS OR MATTERS TO WHICH THE STATEMENT RELATES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Potential Investors who are not United States residents are urged to consult their tax advisors regarding the United States federal income tax implications of any investment in the Company, as well as the taxation of such investment by their country of residence. Furthermore, it should be anticipated that distributions from the Company to such foreign investors may be subject to UNITED STATES withholding tax.

EACH POTENTIAL INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE POSSIBLE IMPACT OF STATE TAXES.

SPECIAL NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

The Form C and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in the Form C are forward- looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form C and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward- looking statement made by the Company in this Form C or any documents incorporated by reference herein or therein speaks only as of the date of this Form C. Factors or events that could cause the Company's actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ONGOING REPORTING

The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than April 20th (120 days after the end of each fiscal year covered by the report).

Once posted, the annual report may be found on the issuer's website at: www.viroment.sppx.io

The issuer must continue to comply with the ongoing reporting requirements until:

(1)	the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;

(3)	the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;

(4)	the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	the issuer liquidates or dissolves its business in accordance with state law.